Exhibit 32

CERTIFICATION PURSUANT TO SECTION

1350 OF CHAPTER 63 OF TITLE 18

OF THE UNITED STATES CODE AS

ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q of Cadence Pharmaceuticals, Inc. (“Cadence”) for the quarterly period ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Cadence, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cadence.

The undersigned have executed this Certification effective as of May 4, 2012.

/S/ THEODORE R. SCHROEDER
Theodore R. Schroeder
President, Chief Executive Officer and Director
(Principal Executive Officer)

/S/ WILLIAM R. LARUE
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of Cadence, whether made before or after the date hereof, regardless of any general incorporation language in such filing. A signed original of this written statement required by Section 906 has been provided to Cadence and will be retained by Cadence and furnished to the Securities and Exchange Commission or its staff upon request.